Exhibit 99.1

Take-Two Interactive Software, Inc. Reports Fourth Quarter and Fiscal 2005 Financial Results

    NEW YORK--(BUSINESS WIRE)--Jan. 25, 2006--Take-Two Interactive Software, Inc. (NASDAQ:TTWO) today released final results for its fourth quarter and fiscal year ended October 31, 2005, unchanged from its previously announced preliminary results.
    Net revenues in the fourth quarter ended October 31, 2005 were $308.2 million compared to $438.0 million for the same period a year ago when results included the launch of Grand Theft Auto: San Andreas for the PlayStation(R)2 computer entertainment system. Fourth quarter 2005 net income was $19.2 million with diluted net income per share of $0.27 compared to net income of $62.6 million and diluted net income per share of $0.91 for the same period last year.
    Net revenues for the fiscal year ended October 31, 2005 increased 6% to $1.20 billion from $1.13 billion for the prior year. Net income of $37.5 million for fiscal 2005 compared to net income of $65.4 million for the prior year with diluted earnings per share of $0.53 compared to $0.95 per diluted share last year.
    The Company's diluted earnings per share for the periods above do not include the impact of adopting FASB 123(R), requiring the expensing of employee stock options beginning on November 1, 2005.
    The Company expects to file its Form 10-K for the fiscal year ended October 31, 2005 by the close of business on February 1, 2006.
    Separately, Take-Two announced that a fire had damaged the Manhattan based offices of 2K Games, Global Star and Joytech North America. The Company is thankful to report that no employees were injured. However, due to the significant damage sustained to these leased offices, the Company has temporarily relocated all of these employees, consisting primarily of marketing and administrative personnel, and to a limited extent, product testing personnel. While Take-Two is still determining the overall financial and operational impact of the fire, the Company does not expect any significant effect on its business.

    About Take-Two Interactive Software

    Headquartered in New York City, Take-Two Interactive Software, Inc. (NASDAQ: TTWO) is an integrated global developer, marketer, distributor and publisher of interactive entertainment software games and accessories for the PC, PlayStation(R) game console, PlayStation(R)2 computer entertainment system, PSP(TM) (PlayStation(R)Portable) system, the Xbox(R) video game and entertainment system from Microsoft, the Xbox 360(TM) video game and entertainment system from Microsoft, Nintendo GameCube(TM), Nintendo DS(TM) and Game Boy(R) Advance. The Company publishes and develops products through its wholly owned labels Rockstar Games, 2K Games, 2K Sports and Global Star Software; and distributes products in North America through its Jack of All Games subsidiary. Take-Two also manufactures and markets video game accessories in Europe, North America and the Asia Pacific region through its Joytech subsidiary. The Company maintains sales and marketing offices in Cincinnati, New York, Toronto, London, Paris, Munich, Madrid, Vienna, Milan, Sydney, Breda (Netherlands) and Auckland. Take-Two's common stock is publicly traded on NASDAQ under the symbol TTWO. For more corporate and product information please visit our website at www.take2games.com.

    All trademarks and copyrights contained herein are the property of their respective holders.

    Safe Harbor Statement under the Private Securities Reform Act of 1995: This press release contains forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The statements contained herein which are not historical facts are considered forward-looking statements under federal securities laws. Such forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to them. The Company has no obligation to update such forward-looking statements. Actual results may vary significantly from these forward-looking statements based on a variety of factors. These important factors are described in the Company's Form 10-Q for the quarter ended July 31, 2005 in the section entitled "Cautionary Statement and Risk Factors".


TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
Consolidated Condensed Statements of Operations
For the three and twelve months ended October 31, 2005 and 2004
(In thousands, except per share data)

                            Three months ended   Twelve months ended
                               October 31,           October 31,
                              2005      2004       2005        2004
                            --------  --------  ----------  ----------


Net revenues               $308,154  $438,013  $1,202,595  $1,127,751
Cost of goods sold
 Product costs              139,863   189,578     593,377     619,685
 Royalties                   36,495    66,459     164,250     114,073
 Software development
  costs                      15,340     8,125      28,371      15,922
                            --------  --------  ----------  ----------
   Total cost of goods
    sold                    191,698   264,162     785,998     749,680
                            --------  --------  ----------  ----------

   Gross profit             116,456   173,851     416,597     378,071

Operating expenses
 Selling and marketing       38,072    34,756     157,715     117,606
 General and
  administrative             33,794    25,451     123,725      98,226
 Research and development    16,222    11,073      73,160      43,259
 Depreciation and
  amortization                6,437     4,864      22,016      16,846
                            --------  --------  ----------  ----------
   Total operating
    expenses                 94,525    76,144     376,616     275,937

   Income from operations    21,931    97,707      39,981     102,134

Interest income, net            750       372       3,715       1,976
Provision for settlement               (7,500)          -      (7,500)
                           ---------  --------  ----------  ----------
   Total non-operating
    income (expenses)           750    (7,128)      3,715      (5,524)

   Income before income
    taxes                    22,681    90,579      43,696      96,610

Provision for income taxes    3,489    27,948       6,221      31,232
                            --------  --------  ----------  ----------

   Net income              $ 19,192  $ 62,631  $   37,475  $   65,378
                            ========  ========  ==========  ==========


Per share data:

 Basic:
   Weighted average common
    shares outstanding       70,158    67,652      69,859      67,104
                            ========  ========  ==========  ==========

                           --------- --------- ----------- -----------
   Net income per share -
    Basic                  $   0.27  $   0.93  $     0.54  $     0.97
                            ========  ========  ==========  ==========

 Diluted:
   Weighted average common
    shares outstanding       70,717    69,120      70,899      68,523
                            ========  ========  ==========  ==========

                           --------- --------- ----------- -----------
   Net income per share -
    Diluted                $   0.27  $   0.91  $     0.53  $     0.95
                            ========  ========  ==========  ==========


All share and per share data reflect a three-for-two stock split distributed on April 11, 2005 to stockholders of record on March 28, 2005.


                            Three months ended   Twelve months ended
OTHER INFORMATION              October 31,           October 31,
                              2005      2004       2005        2004
--------------------------  --------  --------  ----------  ----------
 Total revenue mix
   Publishing                    73%       80%         71%         68%
   Distribution                  27%       20%         29%         32%


 Geographic revenue mix
   North America                 72%       67%         68%         72%
   International                 28%       33%         32%         28%


 Publishing platform
  revenue mix
   Sony PlayStation 2            34%       85%         60%         69%
   Microsoft Xbox                22%        9%         19%         23%
   Sony PSP                      20%        -           6%          -
   PC                            19%        3%         11%          3%
   Nintendo Game Boy
    Advance                       1%        2%          1%          2%
   Nintendo GameCube              1%        -           1%          1%
   Other Platforms and
    Accessories                   3%        1%          2%          2%



TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
Consolidated Condensed Balance Sheets
As of October 31, 2005 and October 31, 2004
(In thousands, except share data)


ASSETS                                         October 31, October 31,
                                                   2005        2004
                                               ----------- -----------

Current assets
 Cash and cash equivalents                     $  107,195  $  155,095
 Accounts receivable, net of allowances of
  $69,904 and $72,215 at October 31, 2005 and
  October 31, 2004, respectively                  198,068     285,709
 Inventories                                      136,227     154,345
 Software development costs                        88,826      50,360
 Licenses                                           7,651       4,240
 Prepaid expenses and other current assets         64,332      60,018
 Deferred tax assets                               10,943       4,994
                                                ----------  ----------
      Total current assets                        613,242     714,761


Fixed assets, net                                  48,617      34,291
Software development costs, net of current
 portion                                           19,602      13,962
Licenses, net of current portion                    2,330       1,425
Goodwill                                          179,893     135,477
Intangibles, net                                   58,666      36,104
Deferred tax assets                                 5,506       7,546
Other assets                                        5,020       1,714

                                               ---------- -----------
      Total assets                             $  932,876  $  945,280
                                                ==========  ==========

LIABILITIES and STOCKHOLDERS' EQUITY

Current liabilities
 Accounts payable                              $  133,353  $  163,961
 Accrued expenses and other current liabilities    90,702     125,567
 Income taxes payable                              10,220      17,319
                                                ----------  ----------
      Total current liabilities                   234,275     306,847

Other long-term liabilities                         2,467       2,963

                                               ---------- -----------
      Total liabilities                           236,742     309,810
                                                ----------  ----------

Stockholders' equity
 Common stock, par value $.01 per share;
  100,000,000 shares authorized; 70,667,421
  and 68,159,477 shares issued and outstanding
  at October 31, 2005 and October 31, 2004,
  respectively                                        707         682
 Additional paid-in capital                       418,053     381,928
 Deferred compensation                            (11,189)     (3,896)
 Retained earnings                                287,877     250,402
 Accumulated other comprehensive income               686       6,354
                                                ----------  ----------
      Total stockholders' equity                  696,134     635,470

                                               ---------- -----------
      Total liabilities and stockholders'
       equity                                  $  932,876  $  945,280
                                                ==========  ==========

All share and per share data reflect a three-for-two stock split distributed on April 11, 2005 to stockholders of record on March 28, 2005.

    CONTACT: Take-Two Interactive Software, Inc.
             Jim Ankner, 646-536-3006
             james.ankner@take2games.com